UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 13, 2008

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA                                                                                                           15212-5851
(Address of principal executive offices)                                                                                                           (Zip Code)

Registrant's telephone number, including area code:                                                                                                           (412) 442-8200

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 13, 2008, the Board of Directors of the Company unanimously agreed to permit the nomination of William J. Stallkamp, a director and the current Non-Executive Chairman of the Board of the Company, to serve an additional one year term in those capacities, subject to election by the shareholders at the February 2009 annual meeting of shareholders.  Section 3.01 of the Company’s Bylaws provides that “no one shall be eligible for nomination as a Director for any term during which, or before which, he will attain 70 years of age.”  The Board of Directors has the power under Section 9.01 of the Bylaws to alter or amend the Bylaws, and has determined it to be in the best interests of the Company to waive Section 3.01 of the Bylaws.  This waiver will permit the nomination of Mr. Stallkamp to stand for election for a one year term ending February 2010, even though he will attain the age of seventy during such term.

Mr. Stallkamp is the longest tenured member of the Board and served three years as the Company’s Lead Director prior to his appointment as the first Non-Executive Chairman of the Board in February 2008.  During his short tenure as Non-Executive Chairman, Mr. Stallkamp has contributed greatly to the success of the Company and to the development of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By  Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

November 14, 2008